UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

SCHOLASTIC CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY

NEW YORK, NY 10012

(Address of principal executive offices, including zip code)

(212) 343-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 17, 2015, Scholastic Corporation (the "Company") issued a press release announcing that its Board of Directors had approved a modified Dutch auction tender offer to purchase for cash up to $200 million in value of its shares of Common Stock, par value, $.01 per share, at a price range to be determined. A copy of the press release announcing this approval is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Additional Information

This current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer described in this report and the accompanying exhibit has not yet commenced. The solicitation of offers to buy shares of Scholastic Corporation common stock will only be made pursuant to an Offer to Purchase and other related documents that the Company will send to its shareholders once the tender offer has commenced. Shareholders of the Company are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. Those materials will be distributed by the Company to the Company's shareholders at no expense to them.

Upon commencement of the tender offer, the Company will file the Offer to Purchase and other related documents with the SEC, and, when available, investors may obtain them for free from the SEC at its website (www.sec.gov) or free of charge from the Company as described in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

Press release of Scholastic Corporation, dated December 17, 2015 is filed as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: December 17, 2015	By:	/s/ Andrew S. Hedden
Andrew S. Hedden
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press release of Scholastic Corporation, dated December 17, 2015